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                                                              EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries

(Dollars in Millions Except Per Share Amounts, Shares in Thousands)
- -------------------------------------------------------------------------
                                                      For the Three Months
                                                          Ended March 31
                                                      --------------------
                                                          1995      1994
                                                       -------   -------
                                                           (UNAUDITED)
Income (loss) before cumulative effect of
  change in accounting principle (1)                     $(7.0)    $33.9
Cumulative effect of change in
  accounting principle (2)                                  --      (6.8)(a)
                                                         -----     -----
Net income (loss) (3)                                    $(7.0)    $27.1
                                                         =====     =====
Weighted average number of shares
  of common stock and common stock
  equivalents outstanding (4)                          107,053   107,091
                                                       =======   =======
Income (loss) per share of common stock:
  Income (loss) before cumulative effect of
    change in accounting principle (1)/(4)               $(.07)    $ .32
  Cumulative effect of change in
    accounting principle (2)/(4)                            --      (.07)
                                                         -----     -----
Net income (loss) (3)/(4)                                $(.07)    $ .25
                                                         =====     =====
Weighted average number of shares of
  common stock and common stock
  equivalents outstanding on a
  fully diluted basis (5)                              107,053   107,094
                                                       =======   =======
Income (loss) per share of common stock
 on a fully diluted basis:
  Income (loss) before cumulative effect of
    change in accounting principle (1)/(5)               $(.07)    $ .32
  Cumulative effect of change in
    accounting principle (2)/(5)                            --      (.07)
                                                         -----     -----
Net income (loss) (3)/(5)                                $(.07)    $ .25
                                                         =====     =====
- ----------------
(a) Includes impact of the cumulative effect of a change in the method of accounting for postemployment benefits. (See Note 3 to the condensed consolidated financial statements.)